UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019
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GALAXY NEXT GENERATION, INC.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-51918	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Galaxy Next Generation, Inc. 285 Big A Road Toccoa, GA 30577
(Address of principal executive offices)

Registrant's telephone number:  (706) 391-5030

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01 Entry Into a Material Definitive Agreement

See the discussion in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 3, 2019 Galaxy Next Generation, Inc., a Nevada Corporation [trading in the OTC Market under the symbol “GAXY” entered into a stock purchase agreement to acquire all the outstanding common stock of Interlock Concepts, Inc., a corporation organized under the laws of the State of Utah and Ehlert Solutions Group, Inc., its sister company, also organized under the laws of Utah.

The aggregate purchase price for the shares is 1,350,000 shares of GAXY common stock to be paid immediately and $3,000,000 to be paid in installments over a two (2) year period.  The purchase price is subject to adjustment based on the attainment of certain earnings goals.  On the completion of the acquisition of this stock Interlock Concepts, Inc. and Ehlert Solutions Group, Inc. will be wholly owned subsidiaries of Galaxy.

Galaxy Next Generation, Inc.

Galaxy Next Generation, Inc. is a U.S. distributor of interactive learning technology hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. Galaxies' products include Galaxy's own private-label interactive touch screen panel as well as numerous other national and international branded peripheral and communication devices.

Galaxy’s distribution channel consists of 22 plus resellers across the U.S. who primarily sell its products within the commercial and educational market.  Galaxy does not control where the resellers focus their resale efforts, but generally the K-12 education market is the largest customer base for Galaxy products – comprising nearly 90% of Galaxy’s sales.

Interlock Concepts, Inc.

Interlock Concepts products and services allow institutions access to intercom, scheduling and notification systems they use every day with improved ease of use. It provides an open architecture solution which allows its products to be used in many existing and new environments. Intercom, PA, Bell and control solutions are easily added and integrated with its first to market open architecture design and current software model. Its products combine elements not normally found together over a common IP network, which minimizes infrastructure requirements and reduces costs by combining systems. This strategy also places it at the forefront of school safety and communication.

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the acquisition described in 1.01 and 2.01 above, the Registrant will issue 1,350,000 shares of its common stock (the “Shares”). The shares will be  issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering.  In addition, the acquirer of the shares represented that he had the necessary investment intent as required by Section 4(2) and agreed to receive share certificates bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act.

Certain statements contained in this current report on Form 8-K are forward-looking statements and are based on future expectations, plans and prospects for GAXY’ s business and operations and involve a number of risks and uncertainties.  GAXY’s forward-looking statements in this report are made as of the date hereof and GAXY disclaims any duty to supplement, update or revise such statements on a going forward basis, whether as a result of subsequent developments, change, expectations or otherwise.  In connection with the “safe harbour” provision of the Private Securities Litigation Reform Act of 1995 GAXY is identifying certain forward-looking information regarding, among other things, the acquisition of the Interlock stock.  Actual events or results may differ materially from those contained in these forward-looking statements.  Important factors that could cause further events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the ability of GAXY to successfully complete the acquisition, to implementation of  Galaxy’s business plan; uncertainties relating to the ability to realize the expected benefits of the acquisition; unanticipated or unfavorable regulatory matters; general economic conditions in the region and industry in which GAXY operates, and other risk factors as discussed in GAXY’s other filings made from time to time with the United States Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

A. Financial Statements for Business Acquired.  Galaxy will file the financial statements required to be filed by this Item not later than seventy-one (71) days after the date on which this Form 8-K is required to be filed.

B. Pro-Forma Financial Information.  Galaxy will file the pro-forma financial statements required to be filed by this Item no later than seventy-one (71) days after the date on which this Form 8-K is required to be filed.

C. Exhibit 10.1- Stock Purchase Agreement.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALAXY NEXT GENERATION, INC.

Dated:  September 4, 2019

By:  /s/Magen McGahee

McGahee, Secretary